                                                                    EXHIBIT 99.1

NEWS RELEASE


Media Contact:                              Investor Contact:
Nancy Farrar                                Neil Shoop
Farrar Public Relations                     Treasurer
(817)937-1557                               (214) 589-8561

FOR IMMEDIATE RELEASE


                    TRINITY INDUSTRIES REPORTS NET INCOME FOR
                              THIRD QUARTER OF 2003


         DALLAS -- November 5, 2003 -- Trinity Industries, Inc., (NYSE:TRN) today reported financial results for the third quarter of 2003.

         For the quarter ended September 30, 2003, the company reported net income of $1.8 million, on revenues of $363.4 million, or 2 cents per diluted share. This compares to net income of $6.2 million, or 14 cents per diluted share, on revenues of $387.6 million in the third quarter of 2002. The company reported that results for the quarter included approximately $1.0 million in after-tax gains on the sale of excess assets compared to $2.8 million in the same quarter last year. For the nine months ended September 30, 2003, the Company reported a net loss of $9.2 million, or 22 cents per diluted share, on revenues of $1.018 billion compared to a net loss of $8.1 million, or 18 cents per diluted share, on revenues of $1.138 billion in the same period last year.

Results for the nine months included approximately $3.9 million in after-tax gains on the sale of excess assets compared to $3.1 million in the same period last year.

         "During the 3rd quarter we began to see signs of improvement in our railcar manufacturing group. Our North American railcar shipments increased 45% from the 2nd quarter to approximately 2200 units. Our North American railcar market share doubled to 46% as our backlog increased 9%. The most positive sign of a recovery was the fact that our railcar group made its first operating profit in nine quarters," said Timothy R. Wallace, Trinity's Chairman, President and CEO. "The capital we have committed to our railcar leasing business is beginning to be reflected in an increase in the year-over-year operating profit for our leasing business. We were very pleased to announce during the 3rd quarter we renewed our short-term leasing financing facility for another year while at the same time it was increased by $100 million to $300 million. This was a crucial step in positioning us to continue to offer our railcar customers leasing alternatives."

         "During the 3rd quarter we also saw how reduced spending on highway projects affects our construction-related businesses. The gains we made in our rail-related businesses were partially offset by the decrease in profit by our construction--related businesses.

We are watching this closely as we are transitioning into the off-season for our construction-related products," Wallace said.

         "We were pleased to announce in October that we settled the lawsuit between our Inland Barge Group and ACF Barge Acceptance I, LLC without an adverse outcome," added Wallace.

         Trinity Industries, Inc., with headquarters in Dallas, Texas, is one of the nation's leading diversified industrial companies. Trinity reports five principal business segments: the Trinity Rail Group, Trinity Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group and the Industrial Products Group. Trinity's web site may be accessed at http://www.trin.net.

         This news release contains "forward looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, beliefs and future financial performance, or assumptions underlying or concerning matters herein. These statements that are not historical facts are forward looking. Readers are directed to Trinity's Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made. Trinity undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.


                              - TABLES TO FOLLOW -

                            TRINITY INDUSTRIES, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                     (in millions, except per share amounts)



                                                                  Three Months                     Nine Months
                                                               Ended September 30,             Ended September 30,
                                                               -------------------             -------------------
                                                              2003            2002           2003             2002
                                                              ----            ----           ----             ----
Revenues                                                   $  363.4        $  387.6       $ 1,018.3        $ 1,137.9

Operating profit                                           $   10.1        $   13.7       $     9.1        $    12.7

Other expense                                                   8.1             5.4            22.3             23.5
                                                           --------        --------       ---------        ---------

Income (loss) before income taxes                               2.0             8.3           (13.2)           (10.8)

Provision (benefit) for income taxes                            0.2             2.1            (4.0)            (2.7)
                                                           --------        --------       ---------        ---------

Net income (loss)                                               1.8             6.2            (9.2)            (8.1)

Dividends on Series B preferred stock                          (0.8)             --            (0.8)              --
                                                           --------        --------       ---------        ---------

Net income applicable to common shareholders               $    1.0        $    6.2       $   (10.0)       $    (8.1)
                                                           ========        ========       =========        =========

Net income (loss) per common share:
   Basic                                                   $   0.02        $   0.14       $   (0.22)       $   (0.18)
                                                           ========        ========       =========        =========

   Diluted                                                 $   0.02        $   0.14       $   (0.22)       $   (0.18)
                                                           ========        ========       =========        =========

Weighted average number of shares outstanding:
   Basic                                                       45.6            45.5            45.6             44.5
   Diluted                                                     46.2            45.6            45.6             44.5

                            Trinity Industries, Inc.
                             Condensed Segment Data
                                  (in millions)


REVENUES:

                                                    Three Months                               Nine Months
                                                Ended September 30,                        Ended September 30,
                                                -------------------                        -------------------
                                             2003                2002                  2003                  2002
                                             ----                ----                  ----                  ----
Trinity Rail Group                        $  190.2            $  157.9            $    494.0            $    468.4

Construction Products Group                  133.7               141.5                 369.5                 400.8

Inland Barge Group                            42.5                47.7                 129.8                 166.8

Industrial Products Group                     31.5                41.0                  88.5                 105.2

Trinity Railcar Leasing &
Management Services Group                     29.9                28.1                 112.7                  81.7

All Other                                      7.9                14.5                  22.9                  31.9

Eliminations                                 (72.3)              (43.1)               (199.1)               (116.9)
                                          --------            --------            ----------            ----------

     Total Revenues                       $  363.4            $  387.6            $  1,018.3            $  1,137.9
                                          ========            ========            ==========            ==========


OPERATING PROFIT (LOSS):
                                                     Three Months                              Nine Months
                                                 Ended September 30,                       Ended September 30,
                                                 -------------------                       -------------------
                                              2003                2002                  2003                 2002
                                              ----                ----                  ----                 ----
Trinity Rail Group                        $    2.9            $   (6.1)           $    (13.5)           $    (31.1)

Construction Products Group                   11.4                17.2                  29.8                  41.9

Inland Barge Group                             0.3                 1.3                   0.5                   4.3

Industrial Products Group                      2.7                 3.0                   4.3                   2.3

Trinity Railcar Leasing & Management
Services Group                                 9.3                 7.2                  30.5                  21.4

All Other                                     (2.0)               (1.1)                 (5.0)                 (4.9)

Corporate & Eliminations                     (14.5)               (7.8)                (37.5)                (21.2)
                                          --------            --------            ----------            ----------

     Total Operating Profit               $   10.1            $   13.7            $      9.1            $     12.7
                                          ========            ========            ==========            ==========

                            TRINITY INDUSTRIES, INC.
                      Condensed Consolidated Balance Sheet
                                  (in millions)


                                                             September 30,      December 31,
                                                                 2003              2002
                                                                 ----              ----
Cash and equivalents                                        $     13.6        $     19.1
Receivables and inventories                                      436.9             381.5
Income tax receivable                                             26.3              50.0
Net property, plant and equipment, at cost (1)                 1,071.4             947.4
Other assets                                                     536.8             544.9
                                                            ----------        ----------
                                                            $  2,085.0        $  1,942.9
                                                            ==========        ==========

Accounts payable and accrued liabilities                    $    414.6        $    396.0
Debt (2)                                                         537.7             488.9
Other liabilities                                                 82.6              56.4
Series B preferred stock                                          57.7                --
Stockholders' equity                                             992.4           1,001.6
                                                            ----------        ----------
                                                            $  2,085.0        $  1,942.9
                                                            ==========        ==========



(1) PROPERTY, PLANT AND EQUIPMENT
Corporate/Manufacturing:
     Property, plant and equipment                          $    944.7        $    901.8
     Accumulated depreciation                                   (560.7)           (493.6)
                                                            ----------        ----------
                                                                 384.0             408.2
                                                            ----------        ----------
Leasing:
     Equipment on lease                                          812.0             650.0
     Accumulated depreciation                                   (124.6)           (110.8)
                                                            ----------        ----------
                                                                 687.4             539.2
                                                            ----------        ----------

                                                            $  1,071.4        $    947.4
                                                            ==========        ==========

(2) DEBT
Corporate/Manufacturing:
     Revolving commitment                                   $     20.0        $     48.0
     Term commitment                                             123.1             149.3
     Other                                                         5.2               6.4
                                                            ----------        ----------
                                                                 148.3             203.7
                                                            ----------        ----------
Leasing:
     Equipment trust certificates                                170.0             171.4
     Warehouse facility                                          219.4             113.8
                                                            ----------        ----------
                                                                 389.4             285.2
                                                            ----------        ----------

                                                            $    537.7        $    488.9
                                                            ==========        ==========



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